FIRST AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT
                                 BY AND BETWEEN
                            SYBRA, INC., VALCOR, INC.
                                       AND
                     U.S. RESTAURANT PROPERTIES MASTER L.P.


     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT BETWEEN SYBRA, INC., VALCOR, INC. AND U.S. RESTAURANT PROPERTIES MASTER dated and effective as of April 18, 1997 (the "Amendment") is by and between U.S. RESTAURANT PROPERTIES MASTER L.P., a Delaware limited partnership (the "Buyer"), SYBRA, INC., a Michigan corporation (the "Seller") and VALCOR, INC., a Delaware corporation and the sole stockholder of Seller ("Valcor"). The Buyer and the Seller are referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     WHEREAS, Seller, Buyer and Valcor entered into an Asset Purchase Agreement dated as of December 23, 1996 (the "Purchase Agreement"); and

     WHEREAS, Seller, Buyer and Valcor desire to amend certain provisions of the Purchase Agreement as set forth in this Amendment;

                                    COVENANTS

     NOW,  THEREFORE,  in  consideration  of  the  foregoing,   and  in  further
consideration of the mutual covenants and considerations herein contained, the Parties hereby agree as follows:

     1. Schedule 1.  Schedule 1 attached to the Agreement is hereby  deleted and
Schedule 1 attached hereto is substituted for the original Schedule 1 and incorporated into the Agreement as if attached thereto.

     2. Schedule 2. Schedule 2 attached to the Agreement is hereby amended by inserting after the phrase "Schedule 1.1", the phrase ", the leases related to Units 630, 785, 899, 984, 1253, 1254, 1313, 1330, 1405, 1434 and the Other
Leases (as defined on Schedule 1.1), if any, on Schedule 1.1". Schedule 2 is further amended by deleting the reference to "6236 and 731".

     3. Schedule 3.  Schedule 3 attached to the Agreement is hereby  deleted and
Schedule 3 attached hereto is substituted for the original Schedule 3 and incorporated into the Agreement as if attached thereto. For all purposes related to the Agreement, the term "Agreed Value" shall mean and refer to such information as set forth on Schedule 3 attached hereto.

     4. Exhibit A. Exhibit A is amended by inserting in Section 1(c) after the phrase "Schedule 1.1", the phrase ", the leases related to Units 630, 785, 899, 984, 1253, 1254, 1313, 1330, 1405, 1434 and the Other Leases on Schedule 1.1,
provided however, in the event that Buyer assigns the right to acquire such leases pursuant to Section 10(d), the assignee rather than the Buyer shall assume the obligations under such leases pursuant to documents satisfactory to Buyer and Seller". Exhibit A is further amended by deleting the reference to Units 6236 and 731.

     5. Exhibit C. Exhibit C attached to the Agreement is hereby amended by inserting under Section 3(c) thereof the following:

     "Consents required for assignment and sublease of sandwich leases:

                  Unit 518                  Unit 995
                  Unit 630                  Unit 1172
                  Unit 785                  Unit 5711"
                  Unit 984

Exhibit C attached  to the  Agreement  is further  amended  by  inserting  under
Section 3(f)(ii) thereof the following:

     "List of Sandwich Leases by title, parties and date.

                      1.       #630 - 4825 Dixie Highway, Waterford, Michigan.

                               Lease by and between Mary Alice Heaton and Sybra,
Inc., dated March 1, 1977.

                      2.       #899 - 8068 North Wayne Road, Westland, Michigan.

                               Lease   by   and   between   Westwood   Financial
                  Corporation and Sybra, Inc., as successor by merger to Sybsidiary, Inc., dated August 13, 1981.

                      3.       #984 - G-4325 West Pierson Road, Flint, Michigan.

                               Lease by and between Wolverine Properties, Ltd.,
                  as successor to Empire Management Services, Ltd. and Sybra, Inc., dated October 1, 1978.

                      4.       #1172 - 32 South 32nd Street, Camp Hill,
                                       Pennsylvania.

                               Lease Agreement by and between Mid-Island
                  Properties, Inc. and Sybra, Inc., dated December 7, 1978.

                      5.       #1253 - 2925 East Long Lake Road, Troy, Michigan.

                               Lease by and between Paul F. Brune Trust, as
                  successor to Norbob Enterprises, Inc. and Sybra, Inc., as successor by merger to Sybsidiary, Inc., dated June 26, 1981.

                      6.       #1254 - 36776 Groesbeck Highway, Mt. Clemens,
                                       Michigan.

                               Lease by and between Harry Shapiro,  as successor
                  to Norbob Enterprises, Inc. and Sybra, Inc., as successor to Sybsidiary, Inc., dated June 26, 1981.

                      7.       #1313 - 575 Ann Arbor Road, Plymouth, Michigan.

                               Lease by and between Lauren Reagor,  as successor
                  to Pacific Realty Fund and Sybra, Inc., as successor by merger to Sybsidiary, Inc., dated June 30, 1981.

                      8.       #1330 - 1102 North Collins Street, Arlington,
                                       Texas.

                               Lease by and between Walter Beil, as successor to
                  Pacific Realty Fund and Sybra, Inc., as successor by merger to Sybsidiary, Inc., dated June 30, 1981.

                      9.       #1405 - 1933 Northtown East Blvd., Mesquite,
                                            Texas.

                               Lease by and between Walter Beil, as successor to
                  Pacific Realty Fund and Sybra, Inc., as successor by merger to Sybsidiary, Inc., dated June 30, 1981.

                      10.      #1434 - 2131 Texoma Parkway, Sherman, Texas.

                               Lease by and between Walter Beil, as successor to
                  Pacific Realty Fund and Sybra, Inc., as successor by merger to Sybsidiary, Inc., dated June 30, 1981.

                      11. If necessary consents are obtained, #518 - 2480 Jacksboro Highway, Fort Worth, Texas.

                               Lease by and between JaGee Properties, Inc. and
                  Sybra, Inc., dated May 1, 1980.

                      12. If necessary consents are obtained, #995 - 47540 Van Dyke, Utica, Michigan.

                               Lease by and between GISA  Associates  and Sybra,
                  Inc., dated April 20, 1978.

                      13. If necessary consents are obtained,  #1172 - Camp
                  Hill Shopping Center, Cumberland County, PA.

                                    Lease by and between Mid-Island Properties,
                  Inc. and, initially, Cumberland County Industrial Development Authority, dated December 7, 1978.

                      14. If necessary consents are obtained, #5711 - Greeneville Avenue, Dallas, TX.

                                    Lease by and between Texas Commerce Bank
                  National Association and Sybra, Inc., dated August 14, 1989."

                  Exhibit C attached to the Agreement is further amended by deleting under Section 3(f)(ii) thereof "Ground Lease between Forest & Marsh Lanes Shopping Centers, Ltd./Forest & Marsh Lanes Development Corporation/Park Forest Properties, Inc. and Sybra, Inc. dated September 1, 1993."

                           6. Section  2(d).  Section  2(d) of the  Agreement is
                  amended by deleting the phrase "January 31, 1997 except that, by written notice to Buyer, Seller may extend such date for up to fifteen (15) days in order to obtain Required Consents" and substituting the phrase
                  "April 30, 1997."

                           7. Section  2(e).  Section  2(e) of the  Agreement is
                  amended by inserting at the end of subsection (B) the phrase "and each lease for Units 630, 899, 984, 1172, 1253, 1254,
                  1313, 1330, 1405, 1434 and the Other Leases".

                           8. Section  7(a).  Section  7(a) of the  Agreement is
                  hereby amended by renumbering existing subsection (xiii) as new subsection (xiv) and by inserting a new subsection (xiii) as follows:

                  "(xiii) Simultaneously with the Closing, Seller and Buyer shall enter into a sublease by Buyer to Seller of Units 630, 785, 899, 984, 1253, 1254, 1313, 1330, 1405, 1434 and the Other Leases, which sublease shall be in form and substance reasonably satisfactory to Buyer and Seller."

     9. Section 7(b). Section 7(b) of the Agreement is hereby amended by renumbering existing subsection (ix) as new subsection (x) and by inserting a new subsection (ix) as follows:

              "(ix) Simultaneously with the Closing, Seller and Buyer shall enter into a sublease by Buyer to Seller of Units 630, 785, 899, 984, 1253, 1254, 1313, 1330, 1405, 1434 and the Other Leases, which sublease shall be in form and substance reasonably satisfactory to Buyer and Seller."

     10. Section 10(d). Section 10(d) is hereby amended by adding the following to the end of such sections:


         "Notwithstanding the foregoing, Buyer will assign at closing its rights and obligations (i) to USRP (Sybra), LLC relating to Units 132, 518, 630, 734, 785, 899, 984, 995 and 1405, (ii) to USRP (DeeDee), LLC
         relating to Units 1172,  1253,  1254,  1313, 1330, 1434, 5516 and 6285,
         and (iii) to U.S. Restaurant Properties Operating L.P. with respect to all other Acquired Assets, all of the foregoing subject to execution of such documentation, including without limitation, assumption agreements, in form and substance reasonably satisfactory to Seller."

     11. Except as amended, modified or supplemented by this Amendment, the parties confirm and ratify the terms and provisions of the Purchase Agreement.


                                    * * * * *


              IN WITNESS WHEREOF, this Amendment is entered into by the duly authorized representatives of the parties hereto as of the date first above written.

                                     SYBRA, INC., a Michigan corporation


                                     By:
                                        ---------------------------------------

                                     Title:
                                           ------------------------------------

                                     VALCOR, INC., a Delaware corporation

                                     By:
                                        ---------------------------------------

                                     Title:
                                           ------------------------------------



                                     U.S.RESTAURANT PROPERTIES MASTER L.P.,
                                        a Delaware limited partnership

                                     By:  U.S. Restaurant Properties, Inc.



                                     By:
                                        ---------------------------------------

                                     Title:
                                           ------------------------------------

                                   SCHEDULE 1



                                 ACQUIRED ASSETS


For purposes of this Agreement, "Acquired Assets" means all of the Seller's right, title and interest in and to the following:

         (a) the Real Property owned or leased by the Seller and listed on the attached Schedule 1.1 incorporated herein by this reference; provided, however, units 731 and 6236 on Schedule 1.1 shall be deemed omitted and shall not be part of the Acquired Assets.

         (b) all improvements, fixtures, and fittings on the Real Property listed on Schedule 1.1 which improvements, fixtures, and fittings are permanently attached to the Real Property and the removal of which would cause material damage to the Real Property. In no event will improvements, fixtures, and fittings include (without limitation) any of the following: seating, booths, awnings, refrigeration equipment not involving roof penetration, signage or menus.

         (c) the leases for the following units: ##630, 785, 899, 984, 1253, 1254, 1313, 1330, 1405, 1434 together with the leases on the following units for which Seller has obtained all necessary consents to permit Buyer to assign such leases to Buyer's Affiliate(s) on or before the Closing Date: ##518, 995, 1172 and 5711 (the "Other Leases"). If any consent relating to one or more of the Other Leases is not obtained before the Closing Date, Seller shall use its best efforts to obtain such consent after the Closing Date, and shall assign such Other Lease(s) to Buyer's affiliate (for no additional consideration) upon receipt of such consent. If any consent relating to one or more of the Other Leases is not obtained within four (4) weeks after the Closing Date, Seller shall cooperate with Buyer in substituting other leased properties reasonably acceptable to Buyer for any of the Other Leases for which consents were not obtained. The obligations contained in this
         Schedule 1 shall survive the Closing Date, notwithstanding anything to the contrary in the Agreement.

                                   SCHEDULE 3

                                  AGREED VALUE